ENDOVASC, INC.
2005 Executive Compensation Plan

SECTION 1.  PURPOSE OF THE PLAN.  The purpose of the 2005 Executive Compensation Plan (the “Plan”) is to maintain the ability of Endovasc, Inc., a Nevada corporation (the “Company”), and its subsidiaries to attract and retain highly qualified and experienced officers, employees and consultants and to give such officers, employees and consultants a continued proprietary interest in the success of the Company and its subsidiaries. In addition, the Plan is intended to encourage ownership of common stock, $.001 par value (the “Common Stock”), of the Company by the officers, employees and consultants of the Company, and to provide increased incentive for such persons to render services and to exert maximum effort for the success of the Company’s business.

SECTION 2.  ADMINISTRATION OF THE PLAN.

(a) Committee.  The Plan shall be administered by the Board of Directors of the Company (the “Board”) or a committee thereof designated by the Board with the specific authority to administer the Plan. As used in this Plan, the term “Committee” refers to the committee designated by the Board or, if no such committee has been designated, to the Board.

(b) Committee Action.  The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote of its members at a meeting duly called and held. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute award agreements or other documents on behalf of the Committee and the Company.

(c) Committee Expenses.  All expenses and liabilities incurred by the Committee in the administration of the Plan shall he borne by the Company. The Committee may employ attorneys, consultants, accountants or other professionals. Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the option agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

SECTION 3.  STOCK RESERVED FOR THE PLAN.

(a) Number of Shares.  Subject to adjustment as provided in Section 7 hereof the aggregate number of shares of Common Stock that may be subject to options granted under the Plan is the number of shares that is equal to 15% of the number of shares of Common Stock issued and outstanding at any time and from time to time. No amendment to the Plan shall be required to increase the number of shares of Common Stock subject to the Plan as a result of the number of shares of Common Stock from time to time issued and outstanding.

(b) Shares Subject to Plan.  The shares subject to the Plan shall consist of authorized but unissued or treasury shares of Common Stock and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to issuance upon exercise of outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan or the termination of the last of the options granted under the Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any option expire or be cancelled prior to its exercise in full, the shares theretofore subject to such option may again be made subject to an option under the Plan.

SECTION 4.  ELIGIBILITY.  The Participants shall include officers and employees of the Company and its divisions and subsidiaries, and consultants and attorneys who provide bona fide services to the Company. A Participant who has been granted an option hereunder may be granted additional options if the Committee shall so determine.

SECTION 5.  OPTIONS.

(a) Committee Discretion.  The Committee shall have sole and absolute discretionary authority to determine, authorize, and designate those persons pursuant to this Plan who are to receive options under the Plan and the number of shares of Common Stock to be covered by such grant and the terms thereof. The Committee shall thereupon grant options in accordance with such determinations as evidenced by a written option agreement.

(b) Terms and Conditions.  Each option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

(i) Option Period.  The Committee shall promptly notify the Participant of the option grant and a written agreement shall promptly be executed and delivered by and on behalf of the Company and the Participant, provided that the option grant shall expire if a written agreement is not signed by said Participant (or his agent or attorney) and returned to the Company within 60 days from date of receipt by the Participant of such agreement. The date of grant shall be the date the option is actually granted by the Committee, even though the written agreement may be executed and delivered by the Company and the Participant after that date. Each option agreement shall specify the period for which the option thereunder is granted (which in no event shall exceed ten years from the date of grant) and shall provide that the option shall expire at the end of such period. If the original term of an option is less than ten years from the date of grant, the option may be amended prior to its expiration, with the approval of the Committee and the Participant, to extend the term so that the term as amended is not more than ten years from the date of grant.

(ii) Option Price.  The purchase price of each share of Common Stock subject to each option granted pursuant to the Plan shall be determined by the Committee at the time the option is granted and shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted, as determined by the Committee.

(iii) Payment.  The option price shall be payable by (A) cash, (B) forgiveness of indebtedness or obligations, (C) delivery of shares of Common Stock having a fair market value on the date of exercise equal to the exercise price of the shares subject to the options exercised, (D) reduction in the total number of shares issued as a result of the exercise by the number of the shares having a fair market value on the date of exercise equal to the exercise price of the shares subject to the options exercised, or (E) any combination of the foregoing. The manner of the payment of the exercise price shall be specified in the option exercise notice.

(iv) Exercise Period.  The Committee may provide in the option agreement that an option may be exercised in whole, immediately, or is to be exercisable in increments. In addition, the Committee may provide that the exercise of all or part of an option is subject to specified performance by the Participant.

(v) Procedure for Exercise.  Options shall be exercised in the manner specified in the option agreement. The notice of exercise shall specify the address to which the certificates for such shares are to be mailed. A Participant shall be deemed to be a stockholder with respect to shares covered by an option on the date the Company receives an option exercise notice. As promptly as practicable, the Company shall deliver to the Participant certificates for the number of shares with respect to which such option has been so exercised, issued in the holder’s name or such other name as holder directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates with a carrier for overnight delivery, addressed to the holder at the address specified pursuant to this Section 5(b)(v).

(vi) Termination of Employment.  If an officer or employee to whom an option is granted ceases to be employed by the Company for any reason other than death or disability, any option which is exercisable on the date of such termination of employment may be exercised during a period beginning on such date and ending at the time set forth in the option agreement; provided, however, that if a Participant’s employment is terminated because of the Participant’s theft or embezzlement from the Company, disclosure of trade secrets of the Company or the commission of a willful, felonious act while in the employment of the Company (such reasons shall hereinafter be collectively referred to as “for cause”), then any option or unexercised portion thereof granted to said Participant shall expire upon such termination of employment.

(vii) Disability or Death of Participant.  In the event of the determination of disability or death of a Participant under the Plan while he or she is employed by the Company, the options previously granted to him may be exercised (to the extent he or she would have been entitled to do so at the date of the determination of disability or death) at any time and from time to time, within a period beginning on the date of such determination of disability or death and ending at the time set forth in the option agreement, by the former employee, the guardian of his estate, the executor or administrator of his estate or by the person or persons to whom his rights under the option shall pass by will or the laws of descent and distribution, but in no event may the option be exercised after its expiration under the terms of the option agreement. A Participant shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he or she is incapable of performing services for the Company of the kind he or she was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

(viii) Assignability.  An option shall not be assignable or otherwise transferable, in whole or in part, by a Participant except that an option may be transferable by gift to a member of the Participant’s immediate family or to a trust in which the Participant and members of his immediate family are the only beneficiaries or by will or intestate succession.

(ix) No Rights as Stockholder.  No Participant shall have any rights as a stockholder with respect to shares covered by an option until the exercise thereof.

(x) Subject to Shareholder Approval.  Notwithstanding any grant of an option under this Plan by the Committee, no option shall be effective until it has been submitted to a vote of the shareholders of the Company and received the affirmative vote of at least a majority of the shareholders attending the meeting at which such vote is taken in person or by proxy.

SECTION 6.  EXTRAORDINARY CORPORATE EVENTS.

(a) No Effect on Restructure Rights.  The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Fundamental Change.  If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, (b) sells all of its assets or dissolves (each of the foregoing a “Fundamental Change”), then thereafter upon any exercise of an option theretofore granted the Participant shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock as to which option shall then be exercisable, the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Participant had been the holder of record of the number of shares of Common Stock subject to options issued under the Plan. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) the Company sells all or substantially all of its assets to any other person or entity (other than a wholly owned subsidiary), (iii) any person or entity (including a “group” as contemplated by Section 13(d)(3) of the Exchange Act) acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock, (iv) the Company is to be dissolved and liquidated, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event in clauses (i) through (v) above is referred to herein as a “Corporate Change”), the Committee, in its sole discretion, may accelerate the time at which all or a portion of a Participant’s option may be exercised for a limited period of time before or after a specified date.

(c) Changes in Company’s Capital Structure.  If the outstanding shares of Common Stock or other securities of the Company, or both, for which the option is then exercisable at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the number and kind of shares of Common Stock or other securities which are subject to the Plan or subject to any options theretofore granted, and the option prices, shall be proportionately adjusted

(d) Acceleration of Options.  Except as hereinbefore expressly provided (i) the issuance by the Company of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Common Stock or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to options theretofore granted or the purchase price per share, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary to provide equitable treatment to Participant. Notwithstanding anything to the contrary contained in this Plan, the Committee may, in its sole discretion, accelerate the time at which any option may be exercised, including, but not limited to, upon the occurrence of the events specified in this Section 6.

SECTION 7.  AMENDMENTS OR TERMINATION.  The Board may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any Participant, without his consent, under any option theretofore granted.

SECTION 8.  COMPLIANCE WITH OTHER LAWS AND REGULATIONS.  The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options or warrants, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

SECTION 9.  PURCHASE FOR INVESTMENT.  Unless the options and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person acquiring or exercising an option under this Plan may be required by the Company to give a representation in writing that he or she is acquiring such option or such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 10.  TAXES.

(a) The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any options granted under this Plan.

(b) Notwithstanding the terms of Paragraph 10(a), any Participant may pay all or any portion of the taxes required to be withheld by the Company or paid by him or her in connection with the exercise of a option by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a fair market value, equal to the amount required to be withheld or paid. A Participant must make the foregoing election on or before the date that the amount of tax to be withheld is determined (“Tax Date”). All such elections are irrevocable and subject to disapproval by the Committee. Elections by Covered Participants are subject to the following additional restrictions: (i) such election may not be made within six months of the grant of an option, provided that this limitation shall not apply in the event of death or disability, and (ii) such election must be made either six months or more prior to the Tax Date. Where the Tax Date in respect of an option is deferred until six months after exercise and the Participant elects share withholding, the full amount of shares of Common Stock will be issued or transferred to him upon exercise of the option, but he or she shall be unconditionally obligated to tender back to the Company the number of shares necessary to discharge the Company’s withholding obligation or his estimated tax obligation on the Tax Date.

SECTION 11.  REPLACEMENT OF OPTIONS.  The Committee from time to time may permit a Participant under the Plan to surrender for cancellation any unexercised outstanding option and receive from the Company in exchange an option for such number of shares of Common Stock as may be designated by the Committee. The Committee may, with the consent of the holder of any outstanding option, amend such option, including reducing the exercise price of any option to not less than the fair market value of the Common Stock at the time of the amendment and extending the exercise term of any option.

SECTION 12.  NO RIGHT TO COMPANY EMPLOYMENT.  Nothing in this Plan or as a result of any option granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual’s employment at any time. The option agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 13.  EFFECTIVENESS AND EXPIRATION OF PLAN.  The Plan shall be effective on the date the Board adopts the Plan and the Plan and all options granted prior thereto have been approved by a majority of the outstanding shares of Common Stock. The Plan shall expire ten years after the date it becomes effective and thereafter no option shall be granted pursuant to the Plan.

SECTION 14.  GOVERNING LAW.  This Plan and any agreements hereunder shall be interpreted, enforced, and construed in accordance with the substantive laws of the state of incorporation of the Company, excluding any of its conflicts laws or choice of law principles, and applicable federal law.